Exhibit 99.1
Hanmi Financial Corporation Reports
Fourth-Quarter and Fiscal Year 2008 Financial Results
LOS ANGELES — January 29, 2009 — Hanmi Financial Corporation (NASDAQ:HAFC) (“we,” “our” or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), reported a fourth-quarter net loss of $3.8 million, or ($0.08) per share, compared to a net loss of $100.0 million, or ($2.15) per share, in the comparable period a year ago; the fourth-quarter 2007 net loss included a non-cash goodwill impairment charge of $102.9 million.
For the year ended December 31, 2008, Hanmi reported a net loss of $102.1 million, or ($2.23) per share, which includes a second-quarter non-cash goodwill impairment charge of $107.4 million, compared to a net loss of $60.8 million, or ($1.27) per share, for the year ended December 31, 2007, which included the aforementioned fourth-quarter non-cash goodwill impairment charge of $102.9 million. Excluding the goodwill impairment charges, for the year ended December 31, 2008 and 2007, non-GAAP net income was $5.3 million, or $0.12 per diluted share, and $42.1 million, or $0.88 per diluted share, respectively.
“Our financial results for 2008 reflect the difficult environment in which we continue to operate,” said Jay S. Yoo, Hanmi’s President and Chief Executive Officer. “The economic downturn has adversely affected many of our customers, both small businesses and larger commercial borrowers, and this in turn has led to higher delinquency rates and an increase in non-performing loans. Current indications are that this economic situation will persist well into 2009. In short, we believe that two of our biggest challenges of 2009 will be comparable to challenges we faced in 2008 — namely, credit quality and liquidity.
“With that in mind, our focus in 2009 will be on improving the credit profile of the existing portfolio while increasing our customer deposit base. We are seeking to replace wholesale borrowings and broker deposits with reasonably priced retail core deposits, which are the foundation of our business. Similarly, we continue to work diligently to address the unacceptably high default and charge-off rates that we have experienced in the past several quarters. As we have noted in the past, we believe that the key to minimizing future loan losses is the early identification and aggressive resolution of problematic loans.”
Results of Operations
At the end of this release is a table titled “Reconciliation of GAAP to Non-GAAP.” The table provides reconciliations between various GAAP and non-GAAP metrics — including non-interest expense, net income and earnings per share — that exclude the effects of the second-quarter 2008 goodwill impairment charge of $107.4 million and the fourth-quarter 2007 goodwill impairment charge of $102.9 million. We have provided it in the belief that it can be useful in evaluating our core operating performance. All references to non-GAAP metrics are to this table. These non-GAAP disclosures supplement our GAAP disclosures and should not be considered an alternative to the GAAP disclosures.
Fourth-quarter 2008 net interest income before provision for credit losses decreased by $5.1 million, or 14.2 percent, to $30.5 million, compared to $35.6 million in the third quarter of 2008. For the full year 2008, net interest income before provision for credit losses decreased by $17.4 million, or 11.5 percent, to $134.4 million, compared to $151.8 million in the prior year.

The average yield on the loan portfolio was 6.06 percent in the fourth quarter of 2008, a decrease of 62 basis points compared to 6.68 percent in the third quarter. The cost of average interest-bearing deposits was 3.38 percent in the fourth quarter of 2008, a decrease of 5 basis points compared to 3.43 percent in the third quarter. Net interest margin was 3.34 percent in the fourth quarter of 2008, a decrease of 56 basis points compared to 3.90 percent in the third quarter. The rather sharp decline in net interest margin was due to multiple Fed rate cuts totaling 175 basis points in the fourth quarter of 2008 and our inability to match our asset yield declines with a like decrease in liability costs substantially caused by the overall liquidity crunch in the current economy. We believe that we may see some margin expansion in the latter part of 2009 considering the recent decrease of deposit costs in our niche market and the government actions to speed the end of the liquidity crisis which continues to damage the economy.
The provision for credit losses in the fourth quarter of 2008 substantially increased to $25.5 million compared to $13.2 million in the preceding quarter, and the provision for the full year 2008 almost doubled to $75.7 million compared to $38.3 million in 2007. Such increases were made to keep pace with increases in non-performing loans and charge-offs. Fourth-quarter charge-offs, net of recoveries, were $18.6 million compared to $11.8 million in the prior quarter and $11.6 million in the fourth quarter of 2007. Included in fourth-quarter 2008 charge-offs was a $6.5 million charge-off related to a condominium project in Northern California and a $4.9 million charge-off related to a low-income housing project in Los Angeles. The remaining balance of our charge-offs related primarily to a number of small business loans that have been adversely affected by the economic downturn. For the full year 2008, charge-offs, net of recoveries, were $46.0 million compared to $22.6 million in 2007.
Total non-interest income in the fourth quarter of 2008 was $7.4 million compared to $5.3 million in the third quarter of 2008 and $9.8 million in the fourth quarter of 2007. The increase in non-interest income from the third quarter is largely attributable to the third quarter’s other-than-temporary impairment (“OTTI”) losses of $2.6 million on a Lehman Brothers corporate bond and a Community Reinvestment Act (“CRA”) equity investment. In the fourth quarter the OTTI loss was relatively small at $494,000 attributable to the same CRA equity investment. For the full year 2008, total non-interest income decreased to $32.1 million from $40.0 million in 2007, due mainly to the increased OTTI losses on securities and the reduction in gain on sales of loans. In addition, the depressed international trading activities in this recessionary economy decreased our trade finance fee income from $4.5 million for 2007 to $3.1 million in 2008.
Total non-interest expense in the fourth quarter of 2008 was $21.1 million compared to $22.2 million in the third quarter, a decrease of $1.2 million, or 5.3 percent. In the fourth quarter of 2007, total non-interest expense was $126.2 million, which included the aforementioned non-cash goodwill impairment charge of $102.9 million; excluding the goodwill impairment charge, fourth-quarter 2007 non-GAAP total non-interest expense was $23.3 million. The $1.2 million sequential decline in total non-interest expense is largely attributable to a $1.9 million reduction in salaries and employee benefits (the result of our previously announced third-quarter staff reductions) and a decrease of $429,000 in data processing expense, offset by an increase of $1.1 million in other operating expenses. For the full year 2008, total non-interest expense was $194.3 million compared to $189.9 million in 2007, an increase of $4.4 million, or 2.3 percent. However, excluding the goodwill impairment charges, 2008 non-GAAP total non-interest expense was essentially unchanged at $86.9 million, compared to $87.0 million for 2007. With our ongoing efforts to streamline our operations, we expect improvement in our overall level of non-interest expense.

For the fourth quarter of 2008, the efficiency ratio (non-interest expense divided by the sum of net interest income before provision for credit losses and non-interest income) was 55.49 percent, compared to 54.33 percent in the third quarter and 266.31 percent in the comparable period a year ago.
Balance Sheet and Asset Quality
At December 31, 2008, total assets were $3.88 billion compared to $3.77 billion at September 30, 2008, an increase of $109.8 million, or 2.9 percent, and $3.98 billion at December 31, 2007, a decrease of $107.8 million, or 2.7 percent. At $3.36 billion, gross loans at December 31, 2008 were essentially unchanged from $3.35 billion at September 30, 2008, and increased by $77.4 million, or 2.4 percent, compared to $3.28 billion at December 31, 2007.
Total deposits increased by $270.7 million, or 9.7 percent, to $3.07 billion at December 31, 2008 compared to $2.80 billion at September 30, 2008, and increased by $68.4 million, or 2.3 percent, compared to $3.00 billion at December 31, 2007. The increase in deposits in the fourth quarter of 2008 reflects our utilization of broker deposits. Our broker deposits increased to $818.0 million at December 31, 2008 from $265.4 million at September 30, 2008 and $31.8 million at December 31, 2007. FHLB advances and other borrowings decreased by $162.0 million, or 27.7 percent, to $423.0 million at December 31, 2008 compared to $585.0 million at September 30, 2008, and decreased by $64.2 million, or 13.2 percent, compared to $487.2 million at December 31, 2007. Because of the extreme liquidity conditions that continue to exist, we aggressively chose to raise broker deposits during the fourth quarter. Even though we plan to replace them with customer deposits, broker deposits continue to be readily available as necessary.”
Delinquent loans were $128.5 million (3.82 percent of total gross loans) at December 31, 2008, compared to $102.9 million (3.08 percent of total gross loans) at September 30, 2008, and $45.1 million (1.37 percent of total gross loans) at December 31, 2007; the largest contributor to the increase in delinquent loans was an $8.5 million loan to a private golf course near San Diego. Non-performing loans at December 31, 2008 were $121.9 million (3.62 percent of total gross loans), compared to $111.9 million (3.34 percent of gross loans) at September 30, 2008, and $54.5 million (1.66 percent of total gross loans) at December 31, 2007. As credit monitoring and risk management continue to be our highest priorities in 2009, we will work diligently to improve our asset quality with heightened collection efforts and other workout processes.
At December 31, 2008, the allowance for loan losses was $71.0 million, or 2.11 percent of gross loans (58.23 percent of total non-performing loans), compared to $63.9 million, or 1.91 percent of gross loans (57.16 percent of total non-performing loans), at September 30, 2008, and $43.6 million, or 1.33 percent of gross loans (80.05 percent of total non-performing loans), at December 31, 2007.
Capital Adequacy
The Bank’s capital ratios exceed levels defined as “well-capitalized” by our regulators. At December 31, 2008, the Bank’s Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital ratios were 8.85 percent, 9.44 percent and 10.70 percent, respectively, compared to 8.94 percent, 9.57 percent and 10.84 percent, respectively, at September 30, 2008.

About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 26 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and six loan production offices in Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, Small Business Administration (“SBA”) and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
This release includes non-GAAP net income, non-GAAP earnings per share data, non-GAPP performance ratios, shares used in non-GAAP earnings per share calculation and non-GAAP total non-interest expense. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should be used only to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We believe that the presentation of non-GAAP net income, non-GAAP earnings per share data, non-GAAP performance ratios, shares used in non-GAAP earnings per share calculation, and non-GAAP total non-interest expense, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations. In addition, we believe that the presentation of non-GAAP measures provides useful information to investors and management regarding operating activities for the periods presented.
For our internal budgeting process, our management uses financial statements that do not include impairment losses on goodwill. Our management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing our financial results.

Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions internationally, nationally and in those areas in which we operate ; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Reports on Form 10-Q filed thereafter, which could cause actual results to differ from those projected. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to update such forward-looking statements except as required by law.

Contact

Hanmi Financial Corporation

BRIAN E. CHO Chief Financial Officer (213) 368-3200	STEPHANIE YOON Investor Relations (213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2008	2008	Change	2007	Change
ASSETS
Cash and Due from Banks	$85,188	$81,640	4.3%	$105,898	(19.6)%
Federal Funds Sold	130,000	5,000	2,500.0%	16,500	687.9%

Cash and Cash Equivalents	215,188	86,640	148.4%	122,398	75.8%

Investment Securities	197,876	222,469	(11.1)%	350,457	(43.5)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,362,111	3,345,049	0.5%	3,284,708	2.4%
Allowance for Loan Losses	(70,986)	(63,948)	11.0%	(43,611)	62.8%

Loans Receivable, Net	3,291,125	3,281,101	0.3%	3,241,097	1.5%

Customers’ Liability on Acceptances	4,295	7,382	(41.8)%	5,387	(20.3)%
Premises and Equipment, Net	20,279	20,703	(2.0)%	20,800	(2.5)%
Accrued Interest Receivable	12,347	13,801	(10.5)%	17,411	(29.1)%
Other Real Estate Owned	823	2,988	(72.5)%	287	186.8%
Deferred Income Taxes	29,456	18,682	57.7%	18,470	59.5%
Servicing Assets	3,791	4,018	(5.6)%	4,336	(12.6)%
Goodwill	—	—	—	107,100	(100.0)%
Other Intangible Assets	4,950	5,404	(8.4)%	6,908	(28.3)%
Federal Reserve Bank and Federal Home Loan Bank Stock	40,925	42,157	(2.9)%	33,479	22.2%
Bank-Owned Life Insurance	25,476	25,239	0.9%	24,525	3.9%
Other Assets	29,285	35,407	(17.3)%	31,002	(5.5)%

TOTAL ASSETS	$3,875,816	$3,765,991	2.9%	$3,983,657	(2.7)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$536,944	$634,593	(15.4)%	$680,282	(21.1)%
Interest-Bearing	2,533,136	2,164,784	17.0%	2,321,417	9.1%

Total Deposits	3,070,080	2,799,377	9.7%	3,001,699	2.3%
Accrued Interest Payable	18,539	11,344	63.4%	21,828	(15.1)%
Acceptances Outstanding	4,295	7,382	(41.8)%	5,387	(20.3)%
FHLB Advances and Other Borrowings	422,983	584,972	(27.7)%	487,164	(13.2)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	--
Other Liabilities	13,598	13,314	2.1%	14,617	(7.0)%

Total Liabilities	3,611,901	3,498,795	3.2%	3,613,101	--
Stockholders’ Equity	263,915	267,196	(1.2)%	370,556	(28.8)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,875,816	$3,765,991	2.9%	$3,983,657	(2.7)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Year Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
	2008	2008	Change	2007	Change	2008	2007	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$51,305	$56,134	(8.6)%	$67,505	(24.0)%	$223,942	$261,992	(14.5)%
Taxable Interest on Investments	1,649	2,053	(19.7)%	3,186	(48.2)%	9,397	13,399	(29.9)%
Tax-Exempt Interest on Investments	646	650	(0.6)%	765	(15.6)%	2,717	3,055	(11.1)%
Dividends on FHLB and FRB Stock	437	581	(24.8)%	358	22.1%	1,918	1,413	35.7%
Interest on Federal Funds Sold	29	23	26.1%	69	(58.0)%	166	1,032	(83.9)%
Interest on Term Federal Funds Sold	43	—	—	—	—	43	5	760.0%

Total Interest and Dividend Income	54,109	59,441	(9.0)%	71,883	(24.7)%	238,183	280,896	(15.2)%

INTEREST EXPENSE:
Interest on Deposits	19,654	19,365	1.5%	27,544	(28.6)%	84,353	108,517	(22.3)%
Interest on FHLB Advances and Other Borrowings	2,623	3,329	(21.2)%	5,074	(48.3)%	14,373	13,949	3.0%
Interest on Junior Subordinated Debentures	1,293	1,150	12.4%	1,670	(22.6)%	5,056	6,644	(23.9)%

Total Interest Expense	23,570	23,844	(1.1)%	34,288	(31.3)%	103,782	129,110	(19.6)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	30,539	35,597	(14.2)%	37,595	(18.8)%	134,401	151,786	(11.5)%
Provision for Credit Losses	25,450	13,176	93.2%	20,704	22.9%	75,676	38,323	97.5%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	5,089	22,421	(77.3)%	16,891	(69.9)%	58,725	113,463	(48.2)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,559	4,648	(1.9)%	4,672	(2.4)%	18,463	18,061	2.2%
Insurance Commissions	1,174	1,194	(1.7)%	1,419	(17.3)%	5,067	4,954	2.3%
Trade Finance Fees	614	784	(21.7)%	944	(35.0)%	3,088	4,493	(31.3)%
Other Service Charges and Fees	513	433	18.5%	646	(20.6)%	2,365	2,527	(6.4)%
Remittance Fees	651	499	30.5%	546	19.2%	2,194	2,049	7.1%
Bank-Owned Life Insurance Income	237	241	(1.7)%	240	(1.3)%	952	933	2.0%
Gain on Sales of Loans	—	—	—	1,767	(100.0)%	765	5,452	(86.0)%
Gain (Loss) on Sales of Securities Available for Sale	(58)	(483)	(88.0)%	—	—	77	—	--
Other-Than-Temporary Impairment Loss on Securities	(494)	(2,621)	(81.2)%	(1,074)	(54.0)%	(3,115)	(1,074)	190.0%
Other Income	208	633	(67.1)%	641	(67.6)%	2,293	2,611	(12.2)%

Total Non-Interest Income	7,404	5,328	39.0%	9,801	(24.5)%	32,149	40,006	(19.6)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	8,846	10,782	(18.0)%	13,075	(32.3)%	42,209	47,036	(10.3)%
Occupancy and Equipment	2,798	2,786	0.4%	2,754	1.6%	11,158	10,494	6.3%
Data Processing	1,069	1,498	(28.6)%	1,622	(34.1)%	5,799	6,390	(9.2)%
Professional Fees	912	647	41.0%	782	16.6%	3,539	2,468	43.4%
Advertising and Promotion	904	914	(1.1)%	1,137	(20.5)%	3,518	3,630	(3.1)%
Supplies and Communications	510	681	(25.1)%	596	(14.4)%	2,518	2,592	(2.9)%
Amortization of Other Intangible Assets	454	478	(5.0)%	548	(17.2)%	1,958	2,324	(15.7)%
Impairment Loss on Goodwill	—	—	—	102,891	(100.0)%	107,393	102,891	4.4%
Other Operating Expenses	5,563	4,449	25.0%	2,816	97.5%	16,230	12,104	34.1%

Total Non-Interest Expense	21,056	22,235	(5.3)%	126,221	(83.3)%	194,322	189,929	2.3%

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(8,563)	5,514	(255.3)%	(99,529)	(91.4)%	(103,448)	(36,460)	183.7%
Provision (Benefit) for Income Taxes	(4,748)	1,166	(507.2)%	514	(1,023.7)%	(1,355)	24,302	(105.6)%

NET INCOME (LOSS)	$(3,815)	$4,348	(187.7)%	$(100,043)	(96.2)%	$(102,093)	$(60,762)	68.0%

EARNINGS (LOSS) PER SHARE:
Basic	$(0.08)	$0.09	(188.9)%	$(2.15)	(96.3)%	$(2.23)	$(1.27)	75.6%
Diluted	$(0.08)	$0.09	(188.9)%	$(2.15)	(96.3)%	$(2.23)	$(1.27)	75.6%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	45,884,462	45,881,549		46,465,973		45,872,541	47,787,213
Diluted	45,906,499	45,933,043		46,465,973		45,872,541	47,787,213
SHARES OUTSTANDING AT PERIOD-END	45,905,549	45,905,549		45,860,941		45,905,549	45,860,941

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Year Ended
	December 31,	September 30,	%	December 31,	%	December 31,	December 31,	%
	2008	2008	Change	2007	Change	2008	2007	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,366,601	$3,341,250	0.8%	$3,284,222	2.5%	$3,332,133	$3,080,544	8.2%
Average Investment Securities	205,305	244,027	(15.9)%	350,147	(41.4)%	271,802	368,144	(26.2)%
Average Interest-Earning Assets	3,637,232	3,630,755	0.2%	3,669,436	(0.9)%	3,653,720	3,494,758	4.5%
Average Total Assets	3,789,435	3,789,614	—	4,053,801	(6.5)%	3,866,856	3,882,891	(0.4)%
Average Deposits	2,879,674	2,895,746	(0.6)%	3,029,804	(5.0)%	2,913,171	2,989,806	(2.6)%
Average Borrowings	602,838	590,401	2.1%	496,513	21.4%	591,930	355,819	66.4%
Average Interest-Bearing Liabilities	2,913,723	2,835,917	2.7%	2,845,775	2.4%	2,874,470	2,643,296	8.7%
Average Stockholders’ Equity	271,544	267,433	1.5%	485,934	(44.1)%	323,462	492,637	(34.3)%
Average Tangible Equity	266,333	261,751	1.8%	269,497	(1.2)%	264,490	275,036	(3.8)%

PERFORMANCE RATIOS:
Return on Average Assets	(0.40)%	0.46%		(9.79)%		(2.64)%	(1.56)%
Return on Average Stockholders’ Equity	(5.59)%	6.47%		(81.68)%		(31.56)%	(12.33)%
Return on Average Tangible Equity	(5.70)%	6.61%		(147.28)%		(38.60)%	(22.09)%
Efficiency Ratio	55.49%	54.33%		266.31%		116.67%	99.03%
Net Interest Spread	2.70%	3.17%		2.99%		2.91%	3.16%
Net Interest Margin	3.34%	3.90%		4.06%		3.68%	4.34%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$63,948	$62,977	1.5%	$34,503	85.3%	$43,611	$27,557	58.3%
Provision Charged to Operating Expense	25,660	12,802	100.4%	20,736	23.7%	73,345	38,688	89.6%
Charge-Offs, Net of Recoveries	(18,622)	(11,831)	57.4%	(11,628)	60.1%	(45,970)	(22,634)	103.1%

Balance at End of Period	$70,986	$63,948	11.0%	$43,611	62.8%	$70,986	$43,611	62.8%

Allowance for Loan Losses to Total Gross Loans	2.11%	1.91%		1.33%		2.11%	1.33%
Allowance for Loan Losses to Total Non-Performing Loans	58.23%	57.16%		80.05%		58.23%	80.05%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$4,306	$3,932	9.5%	$1,797	139.6%	$1,765	$2,130	(17.1)%
Provision Charged to Operating Expense	(210)	374	(156.1)%	(32)	387.8%	2,331	(365)	(738.6)%

Balance at End of Period	$4,096	$4,306	(4.9)%	$1,765	132.1%	$4,096	$1,765	132.1%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)     (Continued)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2008	2008	Change	2007	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$120,823	$111,335	8.5%	$54,252	122.7%
Loans 90 Days or More Past Due and Still Accruing	1,075	535	100.9%	227	373.6%

Total Non-Performing Loans	121,898	111,870	9.0%	54,479	123.8%
Other Real Estate Owned	823	2,988	(72.5)%	287	186.8%

Total Non-Performing Assets	$122,721	$114,858	6.8%	$54,766	124.1%

Total Non-Performing Loans/Total Gross Loans	3.62%	3.34%		1.66%
Total Non-Performing Assets/Total Assets	3.17%	3.05%		1.37%
Total Non-Performing Assets/Allowance for Loan Losses	172.9%	179.6%		125.6%
DELINQUENT LOANS	$128,469	$102,917	24.8%	$45,086	184.9%

Delinquent Loans/Total Gross Loans	3.82%	3.08%		1.37%
LOAN PORTFOLIO:
Real Estate Loans	$1,180,114	$1,166,436	1.2%	$1,101,907	7.1%
Commercial and Industrial Loans	2,099,732	2,096,222	0.2%	2,094,719	0.2%
Consumer Loans	83,525	84,031	(0.6)%	90,449	(7.7)%

Total Gross Loans	3,363,371	3,346,689	0.5%	3,287,075	2.3%
Deferred Loan Fees	(1,260)	(1,640)	(23.2)%	(2,367)	(46.8)%

Gross Loans, Net of Deferred Loan Fees	3,362,111	3,345,049	0.5%	3,284,708	2.4%
Allowance for Loan Losses	(70,986)	(63,948)	11.0%	(43,611)	62.8%

Loans Receivable, Net	$3,291,125	$3,281,101	0.3%	$3,241,097	1.5%

LOAN MIX:
Real Estate Loans	35.1%	34.9%		33.5%
Commercial and Industrial Loans	62.4%	62.6%		63.7%
Consumer Loans	2.5%	2.5%		2.8%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Noninterest-Bearing	$536,944	$634,593	(15.4)%	$680,282	(21.1)%
Savings	81,869	86,157	(5.0)%	93,099	(12.1)%
Money Market Checking and NOW Accounts	370,401	597,065	(38.0)%	445,806	(16.9)%
Time Deposits of $100,000 or More	849,800	863,034	(1.5)%	1,441,683	(41.1)%
Other Time Deposits	1,231,066	618,528	99.0%	340,829	261.2%

Total Deposits	$3,070,080	$2,799,377	9.7%	$3,001,699	2.3%

DEPOSIT MIX:
Noninterest-Bearing	17.5%	22.7%		22.7%
Savings	2.7%	3.1%		3.1%
Money Market Checking and NOW Accounts	12.1%	21.3%		14.9%
Time Deposits of $100,000 or More	27.7%	30.8%		48.0%
Other Time Deposits	40.0%	22.1%		11.3%

Total Deposits	100.0%	100.0%		100.0%

CAPITAL RATIOS (BANK ONLY):
Total Risk-Based	10.70%	10.84%		10.59%
Tier 1 Risk-Based	9.44%	9.57%		9.34%
Tier 1 Leverage	8.85%	8.94%		8.47%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Year Ended
	December 31, 2008			September 30, 2008			December 31, 2007			December 31, 2008			December 31, 2007
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$902,367	$14,074	6.20%	$867,684	$14,604	6.70%	$787,721	$15,483	7.80%	$841,526	$56,968	6.77%	$771,386	$61,863	8.02%
Construction	186,080	1,881	4.02%	199,969	2,539	5.05%	235,851	5,471	9.20%	202,879	9,962	4.91%	223,017	20,359	9.13%
Residential Property	91,366	1,174	5.11%	90,739	1,209	5.30%	89,184	1,160	5.16%	90,395	4,758	5.26%	87,180	4,537	5.20%

Total Real Estate Loans	1,179,813	17,129	5.78%	1,158,392	18,352	6.30%	1,112,756	22,114	7.88%	1,134,800	71,688	6.32%	1,081,583	86,759	8.02%
Commercial and Industrial Loans	2,104,820	32,691	6.18%	2,099,708	36,128	6.85%	2,081,945	43,658	8.32%	2,112,421	145,107	6.87%	1,905,625	166,802	8.75%
Consumer Loans	83,411	1,353	6.45%	85,021	1,495	7.00%	91,378	1,624	7.05%	86,787	6,142	7.08%	95,463	7,611	7.97%

Total Gross Loans	3,368,044	51,173	6.04%	3,343,121	55,975	6.66%	3,286,079	67,396	8.14%	3,334,008	222,937	6.69%	3,082,671	261,172	8.47%
Prepayment Penalty Income	—	132	—	—	159	—	—	109	—	—	1,005	—	—	820	—
Unearned Income on Loans, Net of Costs	(1,443)	—	—	(1,871)	—	—	(1,857)	—	—	(1,875)	—	—	(2,127)	—	—

Gross Loans, Net	3,366,601	51,305	6.06%	3,341,250	56,134	6.68%	3,284,222	67,505	8.15%	3,332,133	223,942	6.72%	3,080,544	261,992	8.50%

Investment Securities:
Municipal Bonds	59,718	646	4.33%	60,979	650	4.26%	72,097	765	4.24%	63,918	2,717	4.25%	71,937	3,055	4.25%
U.S. Government Agency Securities	21,720	201	3.70%	46,777	483	4.13%	110,194	1,188	4.31%	65,440	2,813	4.30%	116,701	4,963	4.25%
Mortgage-Backed Securities	79,821	971	4.87%	83,460	994	4.76%	97,566	1,190	4.88%	87,930	4,217	4.80%	107,356	5,148	4.80%
Collateralized Mortgage Obligations	37,853	403	4.26%	41,266	441	4.27%	52,883	570	4.31%	43,842	1,865	4.25%	58,189	2,530	4.35%
Corporate Bonds	1,688	46	10.90%	7,751	89	4.59%	12,709	154	4.85%	6,671	333	4.99%	9,084	422	4.65%
Other Securities	4,505	23	2.04%	3,794	42	4.43%	4,698	84	7.15%	4,001	159	3.97%	4,877	336	6.89%

Total Investment Securities	205,305	2,290	4.46%	244,027	2,699	4.42%	350,147	3,951	4.51%	271,802	12,104	4.45%	368,144	16,454	4.47%

Other Interest-Earning Assets:
Equity Securities	42,551	437	4.11%	39,929	581	5.82%	29,149	358	4.91%	38,516	1,918	4.98%	26,228	1,413	5.39%
Federal Funds Sold	14,410	29	0.80%	4,797	23	1.92%	5,918	69	4.66%	8,934	166	1.86%	19,746	1,032	5.23%
Term Federal Funds Sold	7,609	43	2.26%	—	—	—	—	—	—	1,913	43	2.25%	96	5	5.21%
Interest-Earning Deposits	756	5	2.65%	752	4	2.13%	—	—	—	422	10	2.37%	—	—	—

Total Other Interest-Earning Assets	65,326	514	3.15%	45,478	608	5.35%	35,067	427	4.87%	49,785	2,137	4.29%	46,070	2,450	5.32%

TOTAL INTEREST-EARNING ASSETS	$3,637,232	$54,109	5.92%	$3,630,755	$59,441	6.51%	$3,669,436	$71,883	7.77%	$3,653,720	$238,183	6.52%	$3,494,758	$280,896	8.04%

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits:
Savings	$83,777	$506	2.40%	$91,465	$533	2.32%	$93,413	$474	2.01%	$89,866	$2,093	2.33%	$97,173	$2,004	2.06%
Money Market Checking and NOW Accounts	506,062	3,963	3.12%	693,718	5,579	3.20%	478,501	4,144	3.44%	618,779	19,909	3.22%	452,825	15,446	3.41%
Time Deposits of $100,000 or More	754,081	8,162	4.31%	973,752	8,709	3.56%	1,465,551	18,977	5.14%	1,045,968	43,598	4.17%	1,430,603	75,516	5.28%
Other Time Deposits	966,965	7,023	2.89%	486,581	4,544	3.72%	311,797	3,949	5.02%	527,927	18,753	3.55%	306,876	15,551	5.07%

Total Interest-Bearing Deposits	2,310,885	19,654	3.38%	2,245,516	19,365	3.43%	2,349,262	27,544	4.65%	2,282,540	84,353	3.70%	2,287,477	108,517	4.74%

Borrowings:
FHLB Advances and Other Borrowings	520,432	2,623	2.01%	507,995	3,329	2.61%	414,107	5,074	4.86%	509,524	14,373	2.82%	273,413	13,949	5.10%
Junior Subordinated Debentures	82,406	1,293	6.24%	82,406	1,150	5.55%	82,406	1,670	8.04%	82,406	5,056	6.14%	82,406	6,644	8.06%

Total Borrowings	602,838	3,916	2.58%	590,401	4,479	3.02%	496,513	6,744	5.39%	591,930	19,429	3.28%	355,819	20,593	5.79%

TOTAL INTEREST-BEARING LIABILITIES	$2,913,723	$23,570	3.22%	$2,835,917	$23,844	3.34%	$2,845,775	$34,288	4.78%	$2,874,470	$103,782	3.61%	$2,643,296	$129,110	4.88%

NET INTEREST INCOME		$30,539			$35,597			$37,595			$134,401			$151,786

NET INTEREST SPREAD			2.70%			3.17%			2.99%			2.91%			3.16%

NET INTEREST MARGIN			3.34%			3.90%			4.06%			3.68%			4.34%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended December 31, 2007			Year Ended December 31, 2008			Year Ended December 31, 2007
	Net	Weighted-		Net	Weighted-		Net	Weighted-
	Income	Average	Per	Income	Average	Per	Income	Average	Per
	(Loss)	Shares	Share	(Loss)	Shares	Share	(Loss)	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
	(Dollars in Thousands, Except Per Share Amounts)
GAAP	$(100,043)	46,465,973	$(2.15)	$(102,093)	45,872,541	$(2.23)	$(60,762)	47,787,213	$(1.27)
Impairment Loss on Goodwill	102,891			107,393			102,891

Additional Dilutive Securities — Options		180,751			56,128			306,504

			$2.21			$2.35			$2.15

Non-GAAP, Excluding Impairment Loss on Goodwill	$2,848	46,646,724	$0.06	$5,300	45,928,669	$0.12	$42,129	48,093,717	$0.88

	Three Months Ended December 31, 2007			Year Ended December 31, 2008			Year Ended December 31, 2007
		Less			Less			Less
		Impairment			Impairment			Impairment
		Loss on			Loss on			Loss on
	GAAP	Goodwill	Non-GAAP	GAAP	Goodwill	Non-GAAP	GAAP	Goodwill	Non-GAAP
	(Dollars in Thousands)
Total Non-Interest Expense	$126,221	$(102,891)	$23,330	$194,322	$(107,393)	$86,929	$189,929	$(102,891)	$87,038
Return on Average Assets	(9.79)%	10.07%	0.28%	(2.64)%	2.78%	0.14%	(1.56)%	2.64%	1.08%
Return on Average Stockholders’ Equity	(81.68)%	84.01%	2.33%	(31.56)%	33.20%	1.64%	(12.33)%	20.88%	8.55%
Return on Average Tangible Equity	(147.28)%	151.47%	4.19%	(38.60)%	40.60%	2.00%	(22.09)%	37.41%	15.32%
Efficiency Ratio	266.31%	(217.09)%	49.22%	116.67%	(64.48)%	52.19%	99.03%	(53.65)%	45.38%